Exhibit 10.4

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT, dated May 3, 2017, is entered into between SVIC NO. 28 NEW TECHNOLOGY BUSINESS INVESTMENT L.L.P. (“SVIC”), and TR GLOBAL FUNDING V, LLC, a Delaware limited liability company (“TRGP”). SVIC and TRGP are sometimes referred to herein as the “Secured Parties.”

RECITALS

A.        Netlist, Inc., a Delaware corporation (“Borrower”), and SVIC have entered into the Security Agreement, dated as of November 18, 2015, a true copy of which is attached hereto as Exhibit A (as amended from time to time, the “SVIC Security Agreement”).  The SVIC Security Agreement and the documents executed in connection therewith, including, without limitation, the Purchase Agreement and the Note (each as defined in the SVIC Security Agreement), each as amended from time to time, are referred to in this Agreement as the “SVIC Loan Documents.” All of Borrower’s present and future indebtedness, liabilities and obligations under or in connection with the SVIC Loan Documents are referred to in this Agreement collectively as the “SVIC Debt.”

B.        Borrower and TRGP have entered into the Security Agreement, dated on or about April 20, 2017, a true copy of which is attached hereto as Exhibit B (as amended from time to time, the “TRGP Security Agreement”).  The TRGP Security Agreement and the documents executed in connection therewith, including, without limitation, the Investment Agreement referred to in the TRGP Security Agreement and the other Investment Facility Documents (as defined therein), each as amended from time to time, are referred to in this Agreement as the “TRGP Investment Documents.” All of Borrower’s present and future indebtedness, liabilities and obligations under or in connection with the TRGP Investment Documents are referred to in this Agreement collectively as the “TRGP Obligations.”  SVIC Debt and TRGP Obligations are referred to herein collectively as “Secured Party Obligations” and TRGP Investment Documents and the SVIC Loan Documents are referred to herein collectively as “Transaction Documents.”

The parties agree as follows:

1.        Definitions.  As used in this Agreement, the following terms have the following meanings:

“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code.  Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

“Claim” means, (i) in the case of TRGP, any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of TRGP now or hereafter arising or existing under or relating to the TRGP Investment Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination, and (ii) in the case of SVIC, any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of SVIC now or hereafter arising or existing under or relating to the SVIC Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination.

“Collateral” means, collectively, SVIC Priority Collateral and TRGP Priority Collateral.

“Common Collateral” means all Collateral in which both TRGP and SVIC have a security interest.

“Enforcement Action” means, with respect to any Secured Party and with respect to any Claim of such Secured Party or any item of Collateral in which such Secured Party has or claims a security interest, lien, or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Claim or Collateral.  The filing by any Secured Party of, or the joining in the filing by either Secured Party of, an involuntary bankruptcy or insolvency proceeding against Borrower also is an Enforcement Action.

“Event of Default” means an “Event of Default” under the TRGP Investment Documents or the SVIC Loan Documents or a “TRGP Termination Event” under the TRGP Investment Documents.

“Proceeds of Collection” means, collectively, the proceeds of all Collateral, or any part thereof, and the proceeds of any remedy with respect to such Collateral under the Transaction Documents after the occurrence and during the continuance of an Event of Default.

“SVIC Priority Collateral” means any and all properties, rights and assets of Borrower described on Schedule A, but excluding the TRGP Priority Collateral.

“TRGP Priority Collateral”  has the meaning set forth on Schedule B.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of California or any other applicable jurisdiction.

2.         Priorities.

(a)        Notwithstanding any contrary priority established by the time or order of attachment or perfection of any security interest or the time or order of filing of any financing statements or other documents, or the giving of any notices of purchase money security interests or other notices, or possession or control of any Collateral, or any statutes, rules or law, or court decisions to the contrary, the Secured Parties agree that:

(i)        all security interests now or hereafter acquired by SVIC in the SVIC Priority Collateral shall at all times be prior and superior to all security interests and other interests and claims now held or hereafter acquired by TRGP in SVIC Priority Collateral;

(ii)       all security interests now or hereafter acquired by TRGP in the TRGP Priority Collateral shall at all times be prior and superior to all security interests and other interests or claims now held or hereafter acquired by SVIC in the TRGP Priority Collateral; and

(1)      the proceeds resulting from any sale, transfer or other disposition of the Collateral shall be distributed as provided in Section 5 below.

(b)       Each Secured Party hereby:

(i)        acknowledges and consents to (A) Borrower granting to the other Secured Party a security interest in the Common Collateral of such other Secured Party, (B) the other Secured Party filing any and all financing statements and other documents as deemed necessary by the other Secured Party in order to perfect its security interest in its Common Collateral, and (C) Borrower’s entry into the Transaction Documents to which the other Secured Party is a party; and

(ii)       acknowledges and agrees that the other Secured Party’s Claims, the Borrower’s entry into the applicable Transaction Documents with the other Secured Party, and the security interests in the Common Collateral granted by Borrower to the other Secured Party shall be permitted under such Secured Party’s Transaction Documents, notwithstanding any provision of such Secured Party’s Transaction Documents to the contrary.

(c)       If SVIC, for any reason, receives TRGP Priority Collateral and receives a written notice from TRGP that an Event of Default has occurred under the TRGP Investment Documents and a demand for possession of the TRGP Priority Collateral, SVIC shall promptly deliver any such TRGP Priority Collateral in SVIC’s possession to TRGP.  If TRGP, for any reason, receives SVIC Priority Collateral and receives a written notice from SVIC that an Event of Default has occurred under the SVIC Loan Documents and a demand for possession of the SVIC Priority Collateral, TRGP shall promptly deliver any such SVIC Priority Collateral in TRGP’s possession to SVIC.

(d)       Notwithstanding any lien or security interest that TRGP has with respect to the Patent Licenses, as defined in TRGP Security Agreement, TRGP shall not exercise any right or remedy with respect to the Patent Licenses without SVIC’s consent, given in its sole discretion.

3.         [reserved].

4.         Secured Parties’ Rights.

(a)        Except as otherwise provided for in this Agreement, SVIC agrees that TRGP may at any time, and from time to time, without the consent of SVIC and without notice to SVIC, renew or extend any of the TRGP Obligations, accept partial payments of the TRGP Obligations, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the TRGP Obligations, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any TRGP Priority Collateral, or change, alter or vary any other terms or provisions of the TRGP Obligations, and take any other action or omit to take any other action with respect to its TRGP Obligations as it deems necessary or advisable in its sole discretion.  No amendment of the TRGP Investment Documents shall directly or indirectly modify the provisions of this Agreement in any manner that might terminate or impair the subordination of TRGP’s security interest or lien (if any) in the SVIC Priority Collateral.

(b)        Except as otherwise provided for in this Agreement, TRGP agrees that SVIC may at any time, and from time to time, without the consent of TRGP and without notice to TRGP, renew or extend any of the SVIC Debt, accept partial payments of the SVIC Debt, settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the SVIC Debt, release, exchange, fail to perfect, delay the perfection of, fail to resort to, or realize upon any SVIC Priority Collateral, or change, alter or vary any other terms or provisions of the SVIC Debt (other than any increase in the interest rate applicable to, or the maximum principal amount of the SVIC Debt, or any change in the dates on which payments are to be made with respect to the SVIC Debt (other than extensions of time)) and take any other action or omit to take any other action with respect to its SVIC Debt as it deems necessary or advisable in its sole discretion. No amendment of the SVIC Loan Documents shall directly or indirectly modify the provisions of this Agreement in any manner that might terminate or impair the subordination of SVIC’s security interest or lien (if any) in the TRGP Priority Collateral.

(c)        SVIC and TRGP each waive any right to require the other to marshal any Collateral or other assets in favor of it or against or in payment of any or all of its Secured Party Obligations.

(d)        Except as otherwise provided for herein, prior to the payment in full in cash of the TRGP Obligations,  the termination of TRGP’s commitments or obligation to advance any further funds to Borrower under the TRGP Investment Documents, and the termination of all of the TRGP Investment Documents (such time, “TRGP Payment in Full”),  TRGP shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of TRGP Priority Collateral except in accordance with the terms of the TRGP Obligations.  TRGP agrees to use commercial reasonably efforts to provide SVIC with at least ten (10) days’ prior written notice of any such sale, transfer or disposition of the TRGP Priority Collateral approved by TRGP; provided, that the failure to provide such notice shall not affect the relative Lien priorities set forth herein or the validity or effectiveness of any such notice as against

Borrower or such sale, transfer or disposition.    Upon written notice from TRGP to SVIC of TRGP’s agreement to release its lien on all or any portion of the TRGP Priority Collateral in connection with the sale, transfer or other disposition thereof by TRGP (or by Borrower with consent of TRGP), SVIC shall be deemed to have also, automatically and simultaneously, released its lien on the TRGP Priority Collateral, and SVIC shall, upon written request by TRGP, promptly take such action as shall be necessary or appropriate to evidence and confirm such release.  All proceeds resulting from any such sale, transfer or other disposition shall be applied as provided in Section 5 below.  If SVIC fails to release its lien as required hereunder, SVIC hereby appoints TRGP as attorney in fact for SVIC with full power of substitution to release SVIC’s liens in the TRGP Priority Collateral as provided hereunder.  Such power of attorney being coupled with an interest shall be irrevocable.

(e)        Except as otherwise provided for herein, prior to the payment in full in cash of the SVIC Debt, the termination of SVIC’s commitments or obligation to advance any further funds to Borrower under the SVIC Loan Documents, and the termination of all of the SVIC Loan Documents (such time, “SVIC Payment in Full”), SVIC shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of SVIC Priority Collateral except in accordance with the terms of the SVIC Debt.  SVIC agrees to use commercially reasonable efforts to provide TRGP with at least ten (10) days’ prior written notice of any such sale, transfer or disposition of the SVIC Priority Collateral approved by SVIC; provided, that the failure to provide such notice shall not affect the relative Lien priorities set forth herein or the validity or effectiveness of any such notice as against Borrower or such sale, transfer or disposition..  Upon written notice from SVIC to TRGP of SVIC’s agreement to release its lien on all or any portion of the SVIC Priority Collateral in connection with the sale, transfer or other disposition thereof by SVIC (or by Borrower with consent of SVIC), TRGP shall be deemed to have also, automatically and simultaneously, released its lien on the SVIC Priority Collateral, and TRGP shall, upon written request by SVIC, promptly take such action as shall be necessary or appropriate to evidence and confirm such release.  All proceeds resulting from any such sale, transfer or other disposition shall be applied as provided in Section 5 below.  If TRGP fails to release its lien as required hereunder, TRGP hereby appoints SVIC as attorney in fact for TRGP with full power of substitution to release TRGP’s liens in the SVIC Priority Collateral as provided hereunder.  Such power of attorney being coupled with an interest shall be irrevocable.

5.         Actions/Remedies.

(a)        SVIC shall be free at all times to exercise or to refrain from exercising any and all rights and remedies it may have with respect to the SVIC Priority Collateral.  In conducting any public or private sale under the UCC of the SVIC Priority Collateral, SVIC shall give TRGP such notice of such sale as may be required by the UCC.  TRGP shall be free at all times to exercise or to refrain from exercising any and all rights and remedies it may have with respect to the TRGP Priority Collateral.  In conducting any public or private sale under the UCC of the TRGP Priority Collateral, TRGP shall give SVIC such notice of such sale as may be required by the UCC.

(b)        Whether or not an Event of Default has occurred, (i) SVIC shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to the TRGP Priority Collateral, judicially or nonjudicially (including, without limitation, the exercise of any remedies with respect to TRGP Priority Collateral in any bankruptcy or insolvency proceeding relating to Borrower), without the prior written consent of TRGP, until TRGP Payment in Full and (ii) TRGP shall not collect, take possession of, foreclose upon, or exercise any other rights or remedies with respect to the SVIC Priority Collateral, judicially or nonjudicially (including, without limitation, the exercise of any remedies with respect to SVIC Priority Collateral in any bankruptcy or insolvency proceeding relating to Borrower), without the prior written consent of SVIC, until SVIC Payment in Full.

(c)        Notwithstanding anything to the contrary in the Transaction Documents, as among the Secured Parties, the Proceeds of Collection of all of the TRGP Priority Collateral shall, upon receipt by either Secured Party, be paid to and applied as follows:

(i)        First, to the payment of then outstanding reasonable out-of-pocket costs and expenses of TRGP expended to preserve the value of the TRGP Priority Collateral, of foreclosure or suit with respect to TRGP Priority Collateral, if any, and of such sale with respect to the TRGP Priority Collateral;

(ii)       Second, to TRGP in an amount up to TRGP’s Claims until TRGP Payment in Full;

(iii)      Third, to SVIC in an amount up to SVIC’s Claims until SVIC Payment in Full if SVIC holds a lien against the TRGP Priority Collateral to which such Proceeds of Collection relate; and

(iv)       Fourth, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

(d)        Notwithstanding anything to the contrary in the Transaction Documents, as among the Secured Parties, the Proceeds of Collection of all of the SVIC Priority Collateral shall, upon receipt by either Secured Party, be paid to and applied as follows:

(i)        First, to the payment of then outstanding reasonable out-of-pocket costs and expenses of SVIC expended to preserve the value of the SVIC Priority Collateral, of foreclosure or suit with respect to SVIC Priority Collateral, if any, and of such sale with respect to the SVIC Priority Collateral;

(ii)       Second, to SVIC in an amount up to SVIC’s Claims until SVIC Payment in Full;

(iii)      Third, to TRGP in an amount up to TRGP’s Claims until TRGP Payment in Full if TRGP holds a lien against the SVIC Priority Collateral to which such Proceeds of Collection relate; and

(iv)       Fourth, to Borrower, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

(e)        Notwithstanding anything contained herein, TRGP retains and may freely exercise and assert in any Insolvency Proceeding any rights, objections or claims that could be asserted by an unsecured creditor (regardless of whether TRGP actually holds any deficiency or other unsecured claim).  TRGP retains any rights which it may have in any Insolvency Proceeding to vote for or against, to file any pleading with respect thereto, or to assert any objections to, any proposed plan of reorganization (including any request for termination or extension of exclusivity and any disclosure statement related thereto), not otherwise in violation with the provisions of this Agreement.

6.         No Commitment by Secured Parties.  This Agreement shall in no way be construed as a commitment or agreement by SVIC or TRGP to provide financing to, or investments in, the Borrower or continue financing or investment arrangements with Borrower.  SVIC and TRGP may terminate such arrangements at any time, in accordance with their agreements with Borrower.

7.         [Reserved].

8.         Insurance.  Subject to the terms of this Agreement, the Secured Party having a senior security interest or lien in applicable Collateral shall, subject to such Secured Party’s rights under its agreements with Borrower, have the sole and exclusive right (but not the obligation), as against the other Secured Party, to adjust settlement of any insurance policy in the event of any loss affecting such Collateral.  All proceeds of such policy shall be applied by the Secured Party having the senior security interest as set forth in Section 5 of this Agreement.

9.         Bankruptcy.

(a)        In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Borrower, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) all payments and distributions of any kind or character, whether in cash or property or securities, in respect of the Secured Parties’ Claims shall be distributed pursuant to the provisions of Section 5 hereof.

(b)        [reserved]

(c)        In addition to and without limiting the foregoing, if an Insolvency Proceeding occurs:

(i)        neither Secured Party shall assert or approve, without the prior written consent of the other Secured Party, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, which is inconsistent with the terms of this Agreement;

(ii)       (A) SVIC may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of TRGP as (if applicable) holder of an interest in the SVIC Priority Collateral and, if use of cash collateral by Borrower is consented to by SVIC,  TRGP shall not oppose such use of cash collateral on the basis that TRGP’s interest in the SVIC Priority Collateral (if any) is impaired by such use or inadequately protected by such use, so long as (x) TRGP retains a lien on such SVIC Priority Collateral (including proceeds thereof arising after the commencement of such Insolvency Proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code and (y) TRGP receives a replacement lien on post-petition assets to the same extent granted to SVIC, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code;

(B) TRGP may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of SVIC as (if applicable)  holder of an interest in the TRGP Priority Collateral and, if use of cash collateral by Borrower is consented to by TRGP, SVIC shall not oppose such use of cash collateral on the basis that Bank’s interest (if any) in the TRGP Priority Collateral is impaired by such use or inadequately protected by such use, so long as (x) SVIC retains a lien on such TRGP Priority Collateral (including proceeds thereof arising after the commencement of such Insolvency Proceeding) with the same priority as existed prior to the commencement of the case under the Bankruptcy Code and (y) SVIC receives a replacement lien on post-petition assets to the same extent granted to TRGP, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code,

(iii)      SVIC shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the TRGP Priority Collateral, free and clear of security interests, liens and claims of any party, including SVIC, under Section 363 of the Bankruptcy Code or otherwise, on the basis that the interest of SVIC in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground, if TRGP has consented to, or supports, such sale or disposition of such assets, provided that to the extent the Proceeds of Collection of such Collateral are not applied to reduce the TRGP Obligations,  SVIC shall retain a lien on such Proceeds of Collection in accordance with the terms of this Agreement; and

(iv)       TRGP shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the SVIC Priority Collateral, free and clear of security interests, liens and claims of any party, including TRGP, under Section 363 of the Bankruptcy Code or otherwise, on the basis that the interest of TRGP in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground, if SVIC has consented to, or supports, such sale or disposition of such assets, provided that, if TRGP has a lien on such Collateral at the commencement of the Insolvency Proceeding, to the extent the Proceeds of Collection of such Collateral are not applied to reduce the SVIC Debt, TRGP shall retain a lien on such Proceeds of Collection in accordance with the terms of this Agreement.

(v)        Each Secured Party agrees that it shall not provide debtor-in-possession financing under Section 364 of the Bankruptcy Code or consent to the use of cash collateral (as defined in Section 363(a) of the Bankruptcy Code) (A) that modifies the priorities of the security interests in and liens on the Collateral as set forth in this Agreement or (B) (I) in the case of SVIC, that is secured by a lien on or security interest in the TRGP Priority Collateral that is pari passu with or has priority over any lien and security interest of TRGP in and to such TRGP Priority Collateral securing the TRGP Obligations, or (II) in the case of TRGP,  when TRGP had a lien on the SVIC Priority Collateral at the commencement of the Insolvency Proceeding, that is secured by a lien on or security interest in the SVIC Priority Collateral that is pari passu with or has priority over any lien and security interest of SVIC in and to such SVIC Priority Collateral securing the SVIC Debt.

(d)        Nothing in this Section 9 shall preclude either Secured Party from seeking to be the purchaser, assignee or other transferee of any Collateral in connection with any sale or other disposition of Collateral under the Bankruptcy Code.  TRGP agrees that SVIC shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to the TRGP Priority Collateral  (provided that, to the extent that SVIC seeks to purchase or credit bids on all or any portion of the TRGP Priority Collateral, the consideration offered or paid in connection with such purchase or bid shall include cash in an aggregate amount sufficient for the payment in full in cash of the TRGP Obligations and the proceeds from any such sale or bid shall be applied as provided in Section 5(d)), and SVIC agrees that TRGP shall have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to the SVIC Priority Collateral  (provided that, to the extent that TRGP seeks to purchase or credit bids on all or any portion of the SVIC Priority Collateral, the consideration offered or paid in connection with such purchase or bid shall include cash in an aggregate amount sufficient for the payment in full in cash of the SVIC Debt and the proceeds from any such sale or bid shall be applied as provided in Section 5(d)).

10.       Notice of Events of Default.  Each Secured Party shall give the other Secured Party prompt written notice of the occurrence of an Event of Default under its Transaction Documents and shall, simultaneously with giving any notice of default to Borrower, provide such other Secured Party with a copy of any notice of default given to Borrower.  Neither Secured Party will incur liability for negligently or inadvertently failing to provide such notice to the other Secured Party.  SVIC acknowledges and agrees that any default or event of default under the SVIC Loan Documents shall be deemed to be a default and an event of default under the TRGP Investment Documents.  TRGP acknowledges that SVIC and Borrower have agreed that any default or event of default under the TRGP Investment Documents shall be deemed to be a default and an event of default under the SVIC Loan Documents.

11.       Revivor.  If, after payment of any TRGP Obligations, Borrower thereafter becomes liable to TRGP on account of the TRGP Obligations, or any payment made on the TRGP Obligations shall for any reason be required to be returned or refunded by TRGP, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated TRGP Obligations, without the necessity of any further act or agreement between Secured Parties.  If, after payment of any SVIC Debt, Borrower thereafter becomes liable to SVIC on account of the SVIC Debt, or any payment made on the SVIC Debt shall for any reason be required to be returned or refunded by SVIC, this Agreement shall thereupon in all respects become effective with respect to such subsequent or reinstated SVIC Debt, without the necessity of any further act or agreement between Secured Parties.

12.       Notices.  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except informal documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by facsimile, or by reputable overnight delivery service, to the Secured Parties, at their respective addresses or fax numbers set forth below:

If to SVIC:      SVIC No. 28 New Technology Business Investment L.L.P.

29F, Samsung Electronics Building

1320-10, Seocho 2-dong, Seocho-gu

Seoul 137-857, Korea

Attention:  Dr. Dong-su Kim, Vice President

Email:  dongkim@samsung.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

2000 University Avenue

Palo Alto, California  94303

Attention:  Louis Lehot

Email:  louis.lehot@dlapiper.com

If to TRGP:     TRGP Capital Management, LLC

777 3rd Avenue, 31st Floor
New York, New York 10017
Attention: Michael K. Rozen
Work: (212) 527-9605
Cell: (917) 414-1385
Email: mrozen@trgpcap.com

with a copy to (which shall not constitute notice) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York  10022
Attention: Lawrence V. Gelber
Email: lawrence.gelber@srz.com

The Secured Parties may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

13.       Relationship Of Parties.  The relationship between the Secured Parties is, and at all times shall remain solely that of lenders and/or investors, as applicable, in relationship to Borrower.  Secured Parties shall not under any circumstances be construed to be partners or joint venturers of one another; nor shall the Secured Parties under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with one another, or to owe any fiduciary duty to one another.  Secured Parties do not undertake or assume any responsibility or duty to one another to select, review, inspect, supervise, pass judgment upon or otherwise inform each other of any matter in connection with Borrower’s property, any Collateral held by any

Secured Party or the operations of Borrower.  Each Secured Party shall rely entirely on its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Secured Party in connection with such matters is solely for the protection of such Secured Party.

14.       Governing Law; Jurisdiction; Jury Trial Waiver.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles.  SVIC and TRGP submit to the exclusive jurisdiction of the state and federal courts located in New York County, New York in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement.  SVIC AND TRGP WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

15.       [reserved].

16.       General.  Each Secured Party shall execute all such documents and instruments and take all such actions as the other shall reasonably request in order to carry out the purposes of this Agreement, including, without limitation, (if requested by a Secured Party) appropriate amendments to financing statements in favor of the other Secured Party in order to refer to this Agreement (but this Agreement shall remain fully effective notwithstanding any failure to execute any additional documents, instruments, or amendments).  Each Secured Party represents and warrants to the other that it has not heretofore transferred or assigned any financing statement naming Borrower as debtor and it as secured party, and that it will not do so without first delivering a copy of this Agreement to the proposed transferee or assignee, and any transfer or assignment shall be subject to all of the terms of this Agreement.  This Agreement is solely for the benefit of Secured Parties and their successors and assigns, and neither the Borrower nor any other person (including any successor-in-interest) shall have any right, benefit, priority or interest under, or because of the existence of, this Agreement.  This Agreement sets forth in full the terms of agreement between the Secured Parties with respect to the subject matter hereof, and may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the Secured Parties.  In the event of any litigation between the parties based upon or arising out of this Agreement, the prevailing party shall be entitled to recover all of its reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees) from the non-prevailing party.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

17.       Limited Agency for Perfection.

(a)        TRGP acknowledges that applicable provisions of the UCC may require, in order to properly perfect SVIC’s security interest in the Common Collateral securing the SVIC Debt, that SVIC possess or control certain of such Common Collateral.  In order to help ensure that SVIC’s security interest in such Common Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), TRGP agrees to hold both for itself and, solely for the purposes of perfection and without incurring any duties or obligations to SVIC as a result thereof or with respect thereto, for the benefit of SVIC, any such Common Collateral, and agrees that SVIC’s lien in such Common Collateral shall be deemed perfected in accordance with applicable law.

(b)        SVIC acknowledges that applicable provisions of the UCC may require, in order to properly perfect TRGP’s security interest in the Common Collateral securing the TRGP Obligations, that TRGP possess or control certain of such Common Collateral.  In order to help ensure that TRGP’s security interest in such Common Collateral is properly perfected (but subject to and without waiving the other provisions of this Agreement), SVIC agrees to hold both for itself and, solely for the purposes of perfection and without incurring any additional duties or obligations to TRGP as a result thereof or with respect thereto, for the benefit of TRGP, any such Common Collateral, and agrees that TRGP’s lien in such Common Collateral shall be deemed perfected in accordance with applicable law.

(c)        Neither party shall have, or be deemed to have, by this Agreement or otherwise a fiduciary relationship in respect of the other party.

18.       Other Intercreditor Agreements.  Secured Parties acknowledge that (i) SVIC is party to the Amended and Restated Intercreditor Agreement, dated as of the date hereof, with Silicon Valley Bank (“Bank”), and (ii) TRGP is party to the Intercreditor Agreement, dated as of the date hereof, with Bank.

[Signature Page Follows]

TR GLOBAL FUNDING V, LLC		SVIC NO. 28 NEW TECHNOLOGY
BUSINESS INVESTMENT L.L.P.

By	/s/ Michael K. Rozen
Title:	CEO	By	/s/Young Jin Choi
		Title:	CFO

Signature Page to Intercreditor Agreement

BORROWER’S CONSENT AND AGREEMENT

Borrower consents to the terms of this Intercreditor Agreement and agrees not to take any actions inconsistent therewith.  Borrower agrees to execute all such documents and instruments and take all such actions as any Secured Party shall reasonably request in order to carry out the purposes of this Agreement. Borrower further agrees that, at any time and from time to time, the foregoing Agreement may be altered, modified or amended by the SVIC and TRGP without notice to or the consent of Borrower.

NETLIST, INC.

By	/s/ Gail Sasaki
Title	CFO, VP, Secretary

Exhibit A

SVIC Security Agreement

Exhibit B

TRGP Security Agreement

Schedule A

SVIC Priority Collateral

SVIC Priority Collateral consists of all of Borrower’s right, title and interest in and to the following personal property, exclusive of TRGP Priority Collateral:

(a)        all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Borrower’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records;

(b)        all cash proceeds and/or noncash proceeds of any of the foregoing, including insurance proceeds, and all supporting obligations and the security therefor or for any right to payment.

All terms above have the meanings given to them in the New York Uniform Commercial Code, as amended or supplemented from time to time.

Notwithstanding the foregoing, the SVIC Priority Collateral does not include more than sixty-five percent (65%) of the voting securities of any Subsidiary organized in a jurisdiction outside of the United States.

Schedule B

TRGP Priority Collateral

TRGP Priority Collateral consists of all of the Borrower’s right, title and interest in, to and under the following, wherever located and whether now or hereafter existing and whether now owned or hereafter acquired:

(a)        the Commercial Tort Claim referred to below;

(b)        the Recoveries (as defined below);

(c)        the obligation of the Reference Entity (as defined below) to pay the Recoveries and any other amounts determined to be owing by the Reference Entity in respect of the Claim (as defined below) or the Commercial Tort Claim (as defined below) (collectively, the “Reference Entity Debt”);

(d)        all Supporting Obligations (as defined in the UCC) relating to the Reference Entity Debt, including any bond posted to insure the payment thereof; and

(e)        all Proceeds, including all Cash Proceeds and Noncash Proceeds (each as defined in the UCC), and products of any and all of the foregoing;

in each case, howsoever the Borrower's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).  Without limiting the generality of the foregoing, the TRGP Priority Collateral consists of all rights of the Borrower in and to the Claim and all judgments, settlements and recoveries therein or other resolutions thereof.  The foregoing grant includes all rights, powers and options (but none of the obligations, if any) of the Borrower under any instrument included in the TRGP Priority Collateral, including the immediate and continuing right to claim for, collect, receive and give receipt for payments in respect of the TRGP Priority Collateral and all other monies payable under the TRGP Priority Collateral, to give and receive notices and other communications, to exercise all rights and options, to bring proceedings in the name of the Borrower or otherwise and generally to do and receive anything that the Borrower is or may be entitled to do or receive under or with respect to the TRGP Priority Collateral.

As used above the following terms have the following meanings:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the board of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.  For the avoidance of doubt, TRGP shall not be considered an “Affiliate” of Borrower.

“Claim” means the Commercial Tort Claim, all settlement efforts arising from or related to the Commercial Tort Claim or the Patents, and any other proceeding within the scope of the Litigation Counsel Fee Agreement; provided,  however, that Claim shall not include the IPR Proceedings, any third party claim against Borrower and any claim Defendant or any third party may assert

Exhibit C-1

against Borrower unrelated to the Patents, such as, without limitation, a claim that Borrower infringes Defendant’s patent(s) or other intellectual property.

“Commercial Tort Claim” means the investigation pending in the ITC Inv. No. 337-TA-1023 alleging that Defendant’s products infringe the Original Patents and the lawsuit Borrower filed against Defendant in the U.S. District Court for Central District of California Case No. 8-16-cv-1605, alleging that Defendant’s products infringe the Patents.  “Commercial Tort Claim” does not include any appeal taken from a decision or adjudication reached or issued in either of Inv. No. 337-TA-1023 or Case No. 8-16-cv-1605, or any other litigation or adversarial proceeding.

“Defendant” means SK hynix Inc. and its Affiliates.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“IPR Proceeding” and “IPR Proceedings”  means, collectively, the following twelve inter partes review proceedings pending in the U.S. Patent and Trademark Office Proceeding Nos. 2017-00548, 2017-00549, 2017-00560, 2017-00561, 2017-00562, 2017-00577, 2017-00587, 2017-00649, 2017-00667, 2017-00668, 2017-00692, and 2017-00730.  For the avoidance of doubt, “IPR Proceeding” and “IPR Proceedings” does not include any appeal taken from a decision or adjudication reached or issued in any of the aforementioned twelve inter partes review proceedings.

“ITC” means International Trade Commission.

“Litigation Counsel Fee Agreement” means the engagement letter, dated December 8, 2016,  entered into between Borrower and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. ("Mintz Levin"), as amended by the letter agreement, dated, April 4, 2017, between Borrower and Mintz Levin, as the same may be further amended, modified or supplemented from time to time.

“Original Patent” means U.S. Patent Nos. 8,756,364, 8,516,185, 8,001,434,  8,359,501, 8,689,064, and 8,489,837.

“Patent” means the Original Patents and U.S. Patent Nos. 9,535,623, and 9,606,907.

“Person” means an individual, partnership, limited liability company, trust, estate, corporation, custodian, nominee or any other individual or entity acting on its own or in any representative capacity.

“Recoveries” means any and all consideration and value received by Borrower (prior to any netting, offset, reduction or deduction of any fees, costs, expenses, payment of taxes or payment

Exhibit C-2

of any other amounts) in partial or complete resolution of the Claim or the Commercial Tort Claim, including: (a) any and all gross, pre-tax monetary awards, damages, recoveries, judgments or other property or value awarded to, recovered by or on behalf of (or reduced to a debt owed to) Borrower or TRGP on account or as a result or by virtue (directly or indirectly) of the Claim, whether by negotiation, arbitration, mediation, diplomatic efforts, lawsuit, settlement, or pursuant to a corporate transaction of any nature, or otherwise, and includes all of the Borrower’s legal and/or equitable rights, title and interest in and/or to any of the foregoing, whether in the nature of ownership, lien, security interest or otherwise, plus (b) any recovered interest, penalties, attorneys’ fees and costs in connection with any of the foregoing (including, without limitation, post-judgment interest, costs and fees), plus (c) any consequential, actual, punitive, exemplary or treble damages awarded or recovered on account thereof, plus (d) any interest awarded or later accruing on any of the foregoing (including, without limitation, post-judgment interest), plus (e) any recoveries against attorneys, accountants, experts or officers in connection with any of the foregoing or the pursuit of the Claim.

“Reference Entity” means, individually and collectively, the Defendants and any other parties listed as defendants or counterclaim defendants in the Commercial Tort Claim, jointly and severally, and including their Affiliates, and any other person or entity added or joined to the Commercial Tort Claim from time to time as a defendant or indemnitor or against whom proceedings are asserted or threatened even if such person or entity is not named or served.

Exhibit C-3